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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) March 4, 2005

                              Neoware Systems, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                    000-21240                          23-2705700
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           (Commission File Number)           (IRS Employer Identification No.)


     400 Feheley Drive, King of Prussia, Pennsylvania               19406
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         (Address of Principal Executive Offices)                 (Zip Code)

                                 (610) 277-8300
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2005, Neoware Systems, Inc. (the "Company") announced that on March 5, 2005 it entered into an Asset Purchase Agreement ("Agreement") with eSeSIX Computer GmbH ("eSeSIX Computer"), based near Munich, Germany, and on March 4, 2005 it entered into a Share Purchase Agreement with eSeSIX Information-Technologies, its development and engineering affiliate based in Austria ("eSESIX Tech" and together with eSeSIX Computer, "eSeSIX"), to purchase eSeSIX Computer's thin client assets and all of the shares of eSeSIX Tech (the "Thintune Business") and that, pursuant to the Agreements, completed the acquisition. The Agreements contained customary representations, warranties and covenants. The Thintune Business acquired principally consisted of customer lists, intellectual property, contract rights, goodwill, inventory and the assumption of certain warranty obligations. As part of the transaction, the Company also acquired non-competition agreements from eSeSIX Computer and its principal shareholder and an agreement providing for eSeSIX Computer to serve as a distributor of Neoware's Thintune and other thin client products in Central Europe. The Company intends to use the Thintune Business acquired for purposes similar to those of eSeSIX. The up front cash consideration paid by the Company was EUR 6,830,000 ($9,112,000) in cash, EUR 673,077 ($898,000) of which is being held in an escrow account for six months for indemnification claims, additional cash payments for inventory of up to $660,000 and certain warranty liabilities assumed of approximately $249,000, net of the value of related services to be provided by eSeSIX. In addition, the Agreements specify a potential cash earn-out of up to $1,550,000 based on defined revenues. The purchase price was paid with cash on hand. The amount and type of consideration was determined on the basis of arm's length negotiations between Neoware, eSeSIX Computer and the shareholders of eSeSIX Tech. The Company is not assuming any of eSeSIX Computer's debt or other liabilities, except for the warranty obligations discussed above. Neither the Company nor any of its affiliates has any material relationship to eSeSIX Computer, eSeSIX Tech or any of the shareholders of eSeSIX other than in respect of the Agreements and the transactions contemplated thereby.

The foregoing description of the Agreements and the transactions contemplated thereby are qualified in their entirety by reference to the Asset Purchase Agreement and the Share Purchase Agreement which are filed as Exhibits 2.1 and
2.2 hereto, respectively.

Item 2.01 Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

The Company is not required to file financial statements in connection with the acquisition described in Items 1.01 and 2.01.

(b) Pro Forma financial information.

The Company is not required to file pro forma financial information in connection with the acquisition described in Items 1.01 and 2.01.





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(c) Exhibits. The following documents are filed as exhibits to this report.

2.1 Asset Purchase Agreement between Neoware Systems, Inc., eSeSIX Computer GmbH and Engelbert Tretter dated as of March 4, 2005. The Company agrees to furnish supplementally a copy of any of the exhibits and schedules to the Asset Purchase Agreement identified therein upon request of the Securities and Exchange Commission.

2.2 Share Purchase Agreement between Neoware Systems Inc. and the shareholders of eSeSIX Information-Technologies GmbH dated as of March 4, 2005. The Company agrees to furnish supplementally a copy of any of the exhibits and schedules to the Share Purchase Agreement identified therein upon request of the Securities and Exchange Commission.

99.1     Press Release dated March 7, 2005.


















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2005                               Neoware Systems, Inc.
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                                                    (Registrant)

                                                    /s/ Keith D. Schneck
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                                                    Keith D. Schneck
                                                    Executive Vice President and
                                                    Chief Financial Officer